                  This Note has been acquired for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). This Note has not been registered under the Act, or any state securities law, and may be offered and sold only if registered pursuant to the provisions of the Act or those laws or if an exemption from registration is available.


                              AMENDED AND RESTATED
                         9% SUBORDINATED NOTE DUE 2004
                                 OF CD&L, INC.

Registered Holder:       The Trustee created under Paragraph Third
                         of the Last Will and Testament of Charles Gold                          February 16, 1999
                                                                                    as amended as of April 1, 2001

Address:                 176 Ford Road                                                No. AGW-1 replacing No. GW-1
                         Carmel Valley, CA  93924

Principal Amount:        $1,450,000                                                   South Hackensack, New Jersey

Due:                     April 16, 2004

                  FOR VALUE RECEIVED, CD&L, Inc. (formerly Consolidated Delivery & Logistics, Inc.), a Delaware corporation (the "Company"), hereby promises to pay to the holder above named (the "Holder"), or its order or its registered assign(s), the principal sum above stated and to pay interest at the rate of nine percent (9%) per annum from April 16, 2001. Interest shall be computed on the balance of principal outstanding from time to time.

                  Payments. This Amended and Restated Note shall be repaid in the following manner:

                  (A) Commencing May 16, 2001 and on the 16th day of each month thereafter for an aggregate of 35 months, outstanding principal and interest of this Note shall be repaid in thirty-five (35) equal monthly installments of principal and interest equal to THIRTY SIX THOUSAND EIGHTY THREE AND 31/00 DOLLARS ($36,083.31);

                  (B) All principal and all accrued and unpaid interest ($448,692.83), and all other sums owing hereunder, if any, if not sooner paid shall be payable in full on the sixteenth (16th) day of April, 2004 ("Maturity Date").

                  Payments received under this Note (including prepayments) shall be applied first to accrued interest and then to installments of principal, in inverse order of their maturity dates.

                  Both principal hereof and interest thereon are payable in lawful money of the United States of America by wire transfer to an account designated by the Holder or, if no such account has been designated, at the Holder's address above or such other address as the Holder shall designate in writing delivered to the Company from time to time. Prior to any sale or other disposition of this Note, the Holder will endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon. The Company may prepay this debt, in whole or in part, without premium or penalty at any time.

                  The Company hereby agrees that its obligation to make payment under this Note is absolute and unconditional and the Company waives the right to assert any defense, or any right of setoff, counterclaim or any similar right in any action involving any payment required to be made pursuant to this Note; and the Company hereby agrees not to assert any defense, or any right of setoff, counterclaim or any similar right in any action by the holder of this
Note involving any payment required to be made pursuant to this Note.

AMENDMENT

                  This Amended and Restated Note is being issued in exchange for and replacement of a certain note of the Company issued on February 16, 1999, in the original principal amount of $1,650,000 (the "Original Note"). Upon receipt of this amended Note by the registered Holder, the Original Note shall be deemed canceled and null and void in its entirety. The Holder by acceptance of this Amended and Restated Note represents and warrants that it has not sold, transferred or assigned the Original Note to any party, and agrees to return the Original Note to the Company promptly. The Holder further represents and warrants that all payments due through the date of this amendment have been paid and there is no default hereunder.


                                  ARTICLE ONE

                                 SUBORDINATION


         (a) Subordination of Liabilities. Holder by its acceptance of this Subordinated Note covenants and agrees that the payment of the principal of, interest on, and all other amounts owing in respect of, this Subordinated Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness. The provisions of this Article One shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue or hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

                  (b) Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

                  (i) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations owing in respect thereof, in each case to the extent due and owing, shall first be paid in cash, before any payment (whether in cash, property securities or otherwise) is made on account of the Subordinated Indebtedness.

                  (ii) The Company may not, directly or indirectly, make any payment with respect to any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property while there exists any default or event of default under the Credit Agreement or any other issue of Senior Indebtedness that is then in existence.

                  (iii) In the event the Holder receives written notice that an event of default exists with respect to any Senior Indebtedness (a "Notice of Event of Default"), the Holder agrees not to accelerate the payment of the obligations of the Company hereunder or bring any action with respect thereto, until the earlier of (a) receipt by the Holder of written notice that such Event of Default has been cured, or (b) six (6) months following the date of the Notice of Event of Default.

                  (iv) In the event that notwithstanding the provisions of the preceding clauses (i) and (ii) of this Article One, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said clause (i) or (ii), such payment shall be held by the holder of this Subordinated Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Article One or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give the holder of this Subordinated Note prompt written notice of any event which would prevent payments under clause (i) or (ii) of this Section
(b).

         (c) Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                           (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of this Subordinated Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

                           (ii) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of this Subordinated Note would be entitled except for the provisions of this Article One, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directing to the holders of Senior Indebtedness or their representative or representatives, or the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                           (iii) in the event that, notwithstanding the foregoing provision of this Section (c), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of this Subordinated Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         Without in any way modifying the provisions of this Article One or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the holder of this Subordinated Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

         (d) Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of this Subordinated Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Subordinated Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or on behalf of the holder of this Subordinated Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Subordinated Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article One are and are intended solely for the purpose of defining the relative rights to the holder of this Subordinated Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         (e) Obligation of the Company Unconditional. Nothing contained in this Article One or otherwise in this Subordinated Note is intended to or shall impair, as between the Company and the holder of this Subordinated Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Subordinated Note the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of this Subordinated Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Subordinated Note from exercising all remedies otherwise permitted by applicable law upon an event of default under this Subordinated Note, subject to the limitations, if any, under this Article One or the rights of Holders to exercise rights and remedies, and subject to the rights, if any, under Article One of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article One, the holder of this Subordinated Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of this Subordinated Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article One.

         (f) Subordination Rights Not Impaired by Acts or Omission of Company or Holders of Senior Indebtedness. No right of any present and future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holders, or by any noncompliance by the Company with the terms and provisions of this Subordinated Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of this Subordinated Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of this Subordinated Note.

         (g) Definitions. For purposes of Article One of this Subordinated Note, the following capitalized terms have the following meanings:

         "Credit Agreement" means the Loan and Security Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time), originally dated as of June 14, 1997, by and between the Company and its subsidiaries and First Union Commercial Corporation or its affiliates and all other indebtedness due to First Union Commercial Corporation or its affiliates, or any other bank or similar financial institution.

         "Mezzanine Agreement" means the Senior Subordinated Loan Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time), dated as of January 28, 1999, by and between the Company, Paribas Capital Funding LLC, Exeter Venture Lenders, L.P., Exeter Capital Partners IV, L.P. and the other Lenders from time to time party thereto.

         "Obligations" means any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).

         "Senior Indebtedness" means all Obligations (i) of the Company under, or in respect of, the Credit Agreement and any guaranty thereunder, (ii) of the Company under, or, in respect of, the Mezzanine Agreement and any guaranty thereof and (iii) of the Company with respect to indebtedness for borrowed money and any guaranty thereof which is due to a bank or other institutional or which is outstanding as a result of any public offering or private placement of debt securities arranged by a bank or financial institution. This Note shall be pari passu with other subordinated notes issued in connection with business acquisitions by the Company.

                  (h) In furtherance of this Subordination the Holder agrees to execute and deliver any and all documents requested by the Company for delivery to holders of its Senior Indebtedness (in the form as requested by such creditors) in order to verify this Subordination.


                                  ARTICLE TWO

                               EVENTS OF DEFAULT

                  If any of the following events of default (each, an "Event of Default") shall occur, the Holder hereof, at its option, may declare all sums of principal and accrued interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.

                  2.01     Events of Default

                  For purposes of this instrument, an Event of Default will be deemed to have occurred if:

                                    (a) the Company shall fail to pay any
                  installment of principal or interest on this Note and such non-payment shall continue for a period of seven (7) days after written notice of non-payment has been given by the Holder; or

                                    (b) a receiver, liquidator or trustee of
                  the Company or of any property of the Company, shall be appointed by court order; or the Company shall be adjudged bankrupt or insolvent; or any of the property of the Company shall be sequestered by court order; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 60 days after such filing; or

                                    (c) the Company shall file a petition in
                  voluntary bankruptcy or requesting reorganization under any provision of any bankruptcy, reorganization or insolvency law or shall consent to the filing of any petition against it under any such law; or

                                    (d) the Company shall make a formal or
                  informal assignment for the benefit of its creditors or admit in writing its inability to pay its debts generally when they become due or shall consent to the appointment of a receiver, trustee or liquidator of the Company or of all or any part of the property of the Company.

                  2.02     Remedies on Default

                  If any payment due hereunder is not made within five (5) business days of its due date, the rate of interest shall increase to an annual rate equal to fourteen percent (14%) per annum. This default interest rate shall continue once increased until the earlier of the date that all past due payments are paid and brought current by the Company or the date otherwise agreed by the Holder and the Company.

                  If an Event of Default shall have occurred, in addition to its rights and remedies under this Note, and any other instruments, the Holder may at its option by written notice to the Company declare all indebtedness to Holder hereunder to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon, without any further notice to and without presentment, demand, protest or notice of protest, all of which are hereby waived.

                  Subject to the provisions of Article One hereof, the Holder may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, including, without limitation, action for the specific performance of any agreement contained herein or in any other instrument, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted hereby or by law, equity or otherwise.

                                 ARTICLE THREE

                                 MISCELLANEOUS

                  3.01 Failure or Delay Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  3.02 Notices. Any notice herein required or permitted to be given shall be given by federal express or similar overnight courier or by same day courier service or by certified mail, return receipt requested, if to the Holder, at the address set forth on the first page hereof, or,

If to the Company:

CD&L, Inc., 80 Wesley Street, South Hackensack, New Jersey  07606, Attn:
General Counsel.

                  3.03 Amendments. The term "Note" or "this Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed or, if later amended or supplemented, then, as so amended or supplemented.

                  3.04 Assignability. This Note shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns. This Note may not be transferred or assigned, except that the Holder may assign this Note or any payments due hereunder to Richard Gold, Beneficiary of the Trust.

                  3.05 Governing Law; Consent to Jurisdiction. This Note has been executed in and shall be governed by the laws of the State of New Jersey, without reference to the choice of law principles thereof. Each of the Holder and the Company irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey, located in Passaic or Essex County, State of Jersey, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each of the Holder and the Company anywhere in the world by the same methods as are specified for the giving of notices under this Note. Each of the Holder and the Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the Holder and the Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  3.06 No Personal Liability. No officer, director, shareholder, employee, consultant or agent of the Company shall be personally liable for repayment of this Note.

                  IN WITNESS WHEREOF, the Company and the Holder each have caused this Note to be signed in its name by its duly authorized officer and its corporate seal to be affixed hereto.

                              CD&L, INC.


                              By:
                                  ------------------------------------------
                                    Name:
                                    Title:


                              The Trustee created under Paragraph Third of the Last Will and Testament of Charles Gold


                              By:
                                  ------------------------------------------
                                    Name:
                                    Title: